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                                                                     EXHIBIT 5.7



December 19, 2006

VIA EDGAR

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

RE:  NORTH AMERICAN PALLADIUM LTD. (THE "CORPORATION")
     AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM F-10,
     DATED DECEMBER 19, 2006

In connection with the Corporation's Amendment No. 1 to Registration Statement on Form F-10, dated December 19, 2006, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United Sates Securities Act of 1933, as amended (the "Registration Statement"), I, Richard E. Routledge, hereby consent to the use of my name in connection with references to my involvement in the preparation of the Corporation's offset high grade zone resource estimate as at December 31, 2005 (the "High Grade Zone Resource Estimate") and to references to the High Grade Resource Estimate, or portions thereof, which have been incorporated by reference in the Registration Statement.

I also certify that I have read the Registration Statement and I do not have any reason to believe that there are any misrepresentations in the information contained in it or documents incorporated therein by reference that are derived from the High Grade Resource Estimate, or that are within my knowledge as a result of the services that I performed in connection with the preparation of the High Grade Resource Estimate.



Yours truly,



/s/ Richard E. Routledge
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Richard E. Routledge